                                                     July 31, 2007

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179

         Re:      Thornburg Mortgage Securities Trust 2007-3
                  Mortgage-Backed Notes, Series 2007-3

Ladies and Gentlemen:

         We have advised  Structured Asset Mortgage  Investments II Inc. (the "Registrant") with respect to certain federal  income tax aspects of the issuance by Thornburg  Mortgage  Securities  Trust 2007-3 (the  "Issuer") of the
Thornburg  Mortgage  Securities  Trust 2007-3  Mortgage-Backed  Notes,  Series  2007-3 (the  "Notes"),  issuable in series.  Such advice  conforms to the  description of selected  federal income tax  consequences  to holders of the
Securities that appears under the heading "Federal Income Tax  Consequences"  in the prospectus (the  "Prospectus")
forming  a part of the  Registration  Statement  on Form S-3 as filed by the  Registrant  with the  Securities  and
Exchange  Commission  under the  Securities  Act of 1933,  as  amended  (the  "Act"),  on  February  23,  2007 (the
"Registration  Statement").  Such description does not purport to discuss all possible income tax  ramifications of the  proposed  issuance,  but with  respect to those tax  consequences  which are  discussed,  in our  opinion  the description is accurate in all material  respects,  and we hereby confirm and adopt that description as our opinion herein.

         We hereby  consent to the filing of this opinion as an exhibit to the  Registration  Statement  and to the use of our name wherever appearing in the Registration  Statement and the Prospectus  contained therein.  In giving such consent,  we do not consider that we are  "experts,"  within the meaning of the term as used in the Act or the rules  and  regulations  of the  Commission  issued  thereunder,  with  respect  to any  part  of the  Registration
Statement, including this opinion as an exhibit or otherwise.

                                                     Very truly yours,

                                                     /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                                     ORRICK, HERRINGTON & SUTCLIFFE LLP